Exhibit 5.1

190 EAST CAPITOL STREET, SUITE 800 (39201) P.O. Box 427 JACKSON, MISSISSIPPI 39205-0427 601-949-4900 FAX 601-949-4804 www.joneswalker.com

July 25, 2014

Board of Directors

Hancock Holding Company

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

Gentlemen:

We have acted as counsel for Hancock Holding Company, a Mississippi corporation (the “Company”) in connection with the filing of its Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) for the registration by the Company under the Securities Act of 1933 (the “Act”) of up to 1,000,000 shares of Common Stock, par value $3.33 per share, of the Company (the “Securities”).

The Securities are to be issued in connection with the Company’s Automatic Dividend Reinvestment and Direct Stock Purchase Plan on a delayed or continuous basis in accordance with the Prospectus contained in the Registration Statement.

We have examined the Articles of Incorporation and the amendments thereto, Bylaws, corporate minutes and other corporate records and proceedings of the Company relating to its organization and present corporate status and such other corporate records and documents as we have deemed relevant for purposes of this opinion.

Based on the foregoing, it is our opinion that the Securities, when issued and sold as described in the Registration Statement will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Mississippi. We have expressed no opinions as to the law of any state other than the State of Mississippi. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement.

Sincerely,

JONES WALKER LLP

JONES WALKER LLP
ALABAMA • ARIZONA • CALIFORNIA • DISTRICT OF COLUMBIA • FLORIDA • GEORGIA • LOUISIANA • MISSISSIPPI • NEW YORK • OHIO • TEXAS